SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: October 31, 2005
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000

Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-1.1 Underwrinting Agreement, dated October 31, 2005
Ex-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-99.1 Press Release issued by Akamai Technologies, Inc. on November 1, 2005

Item 8.01 Other Events.
     On October 31, 2005, Akamai Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”), in connection with the public offering (the “Offering”) of 12,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriter has agreed to purchase the Shares from the Company at a price of $16.855 per share. Under the terms of the Underwriting Agreement, the Company has granted to the Underwriter an option, exercisable for 30 days after October 31, 2005, to purchase up to an additional 1,800,000 shares of Common Stock solely for the purpose of covering overallotments, if any. The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333- 53906) filed on January 18, 2001 with the Securities and Exchange Commission and the related prospectus supplement dated October 31, 2005. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
     On November 1, 2005, the Company also issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)   Financial Statements.
             None.
(b)    Pro Forma Financial Information
             None.
(c)    Exhibits:
             See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2005	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Robert Cobuzzi
Robert Cobuzzi, Chief Financial Officer

EXHIBIT INDEX
1.1       Underwriting Agreement, dated October 31, 2005, by and between Akamai Technologies, Inc. and Deutsche Bank Securities Inc.
5.1       Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
23.1     Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in exhibit 5.1).
99.1     Press Release issued by Akamai Technologies, Inc. on November 1, 2005.